EXHIBIT 5.1

DAVIDOFF HUTCHER & CITRON LLP

605 Third Avenue

New York, NY 10158

Tel: (212) 557-7200

Fax: (212) 286-1884

October 15, 2011

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Re:

Blue Earth, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Blue Earth, Inc. (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”) of 2,033,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), including 1,833,333 shares  to be issued to a consultant for services rendered and an aggregate of 200,000 shares issuable pursuant to the issuance of certain management warrants (the “Warrants”)  issued to an employee of the Company.

The Shares offered herby consist of (i) 1,833,333 shares to be issued as an original issuance to Dr. Chirinjeev Kathuria pursuant to an Independent Contractor and Services Agreement dated as of August 27, 2013 (the “IC Agreement”); and (ii) an aggregate of 200,000 shares issuable upon exercise of Warrants issued to John Francis, an employee of the Company and assigned for estate planning purposes to Putun LLC.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the Warrants, the Registration Statement, the Company’s Articles of Incorporation, as amended, Bylaws, as amended, the IC Agreement and the corporate actions of the Company that provide for the issuance of the Shares (the “Plan Documents”), the grant of the Warrants, the reservation of the Shares for issuance by the Company thereunder, and we have made such other investigation as we have deemed appropriate.  We have not independently established any of the facts so relied on. We have also assumed that all of the Shares eligible for issuance under the Plan Documents following the date hereof will be issued for not less than par value.

In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the laws of the State of New York, including the statutory provisions and all applicable provisions of the New York Constitution and the reported judicial decisions interpreting those laws.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The foregoing opinions are rendered as of the date of this letter.  We assume no obligation to update or supplement any of such opinions to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act with respect to: (i) the Shares, such Shares are duly authorized for issuance by the Company, and (ii) the Warrants, the Shares issuable upon exercise of the Warrants are duly reserved for issuance by the Company, each when issued and paid for in accordance with the terms of the respective awards granted under and governed by the Board of Directors resolutions and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

DAVIDOFF HUTCHER & CITRON LLP

By: /s/ Elliot H. Lutzker
Elliot H. Lutzker, Partner

2